UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2012

VALLEY COMMERCE BANCORP

(Exact name of registrant as specified in its charter)

California	000-51949	46-1981399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 W. Main Street Visalia, California	93291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (559) 622-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2012, Valley Commerce Bancorp (the “Company”) granted incentive stock options representing the right to purchase 3,500 shares of the Company’s common stock to Roy O. Estridge, the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer, and 4,786 shares to Allan W. Stone, the Company’s Chief Executive Officer and President. The Company also granted Mr. Stone a non-qualified option to purchase 10,000 shares of common stock with respect to his service as a director. The options were granted pursuant to the Valley Commerce Bancorp 2007 Equity Incentive Plan and have an exercise price per share of $8.60 per share, which was the most the recently reported closing price of the Company’s common stock on the date of grant. The stock options are fully vested and exercisable as of the date of grant and will expire on March 26, 2022. The grants are evidenced by Stock Option Agreements in substantially the form filed as Exhibit 10.1 to this report.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1	Form of Stock Option Agreement (incorporated by reference to form of Stock Option Agreement included as Exhibit 10.1 to the Company’s Form 8-K filed on January 5, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2012	Valley Commerce Bancorp
	By:	/s/Roy O. Estridge
Roy O. Estridge
Executive Vice President,
Chief Financial Officer, and
Chief Operating Officer